                                                               EXHIBIT (a) (13)

                        MAINSTAY INSTITUTIONAL FUNDS INC.

                              ARTICLES OF AMENDMENT



         Mainstay Institutional Funds Inc., a Maryland corporation registered under the Investment Company Act of 1940 and having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST, Article II of the Articles of Incorporation of the Corporation is hereby amended to read as follows, effective December 29, 2000:

                                   ARTICLE II

                                      NAME

        The name of the corporation is Eclipse Funds Inc. ("Corporation").



        SECOND, the series and classes of shares of the Corporation's stock are hereby renamed as follows, effective December 29, 2000:

                    Previous Name                                          Name as Amended
                    -------------                                          ---------------
Series                                Class                    Series                               Class
------                                -----                    ------                               -----
Bond Fund                    Institutional             Eclipse Bond Fund                       No-Load
Bond Fund                    Institutional Service     Eclipse Bond Fund                       Service
EAFE Index Fund              Institutional             Eclipse EAFE Index Fund                 No-Load
EAFE Index Fund              Institutional Service     Eclipse EAFE Index Fund                 Service
Indexed Bond Fund            Institutional             Eclipse Indexed Bond Fund               No-Load
Indexed Bond Fund            Institutional Service     Eclipse Indexed Bond Fund               Service
Index Equity Fund            Institutional             Eclipse Index Equity Fund               No-Load
Index Equity Fund            Institutional Service     Eclipse Index Equity Fund               Service
International Bond Fund      Institutional             Eclipse International Bond Fund         No-Load
International Bond Fund      Institutional Service     Eclipse International Bond Fund         Service
International Equity Fund    Institutional             Eclipse International Equity Fund       No-Load
International Equity Fund    Institutional Service     Eclipse International Equity Fund       Service
Money Market Fund            Institutional             Money Market Fund                       No-Load
Money Market Fund            Institutional Service     Money Market Fund                       Service
Money Market Fund            Sweep Shares              Money Market Fund                       Sweep Shares
Asset Manager Fund           Institutional             Eclipse Asset Manager Fund              No-Load
Asset Manager Fund           Institutional Service     Eclipse Asset Manager Fund              Service
Short-Term Bond Fund         Institutional             Eclipse Short-Term Bond Fund            No-Load
Short-Term Bond Fund         Institutional Service     Eclipse Short-Term Bond Fund            Service
Value Equity Fund            Institutional             Eclipse Value Equity Fund               No-Load
Value Equity Fund            Institutional Service     Eclipse Value Equity Fund               Service

Growth Equity Fund           Institutional             Eclipse Growth Equity Fund              No-Load
Growth Equity Fund           Institutional Service     Eclipse Growth Equity Fund              Service
Mid Cap Core Fund            Institutional             Eclipse Mid Cap Core Fund               No-Load
Core Bond Plus Fund          Institutional             Eclipse Core Bond Plus Fund             No-Load
Tax Free Bond Fund           Institutional             Eclipse Tax Free Bond Fund              No-Load



        THIRD, the amendments to the Articles of Incorporation as herein above set forth are limited to changes expressly permitted by Section 2-605 of the General Corporation Law of Maryland to be made without action by the stockholders, and were duly advised and approved by a majority of the entire Board of Directors at a meeting held October 19, 2000 (with respect to the first amendment set forth herein) and a meeting held December 5, 2000 (with respect to the second amendment set forth herein).

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.



        Dated this ___ day of December, 2000.


                                        MAINSTAY INSTITUTIONAL FUNDS INC.


                                        By:_____________________________
                                           _____________________________
                                            President
Attest:

_______________________
Secretary